EXHIBIT 10(b)

Contract No. 113418

NATURAL GAS PIPELINE COMPANY OF AMERICA (Natural)
TRANSPORTATION RATE SCHEDULE FTS
AMENDMENT NO.3 DATED February 18, 2004
TO AGREEMENT DATED January 15,1998 (Agreement)

1. [X] Exhibit A dated February 18, 2004. Changes Primary Receipt Point(s) and Point MDQ's. This Exhibit A replaces any previously dated Exhibit A.

2. [ ] Exhibit B dated February 18, 2004. Changes Primary Delivery Point(s) and Point MDQ's. This Exhibit B replaces any previously dated Exhibit B.

3. [ ] Exhibits A and B dated February 18, 2004. Changes Primary Receipt and Delivery Points and Point MDQ's. These Exhibits A and B replace any previously dated Exhibits A and B.

4. [X] Exhibit C dated February 18, 2004. Changes the Agreement's Path. This Exhibit C replaces any previously dated Exhibit C.

5. [ ] Revise Agreement MDQ: [ ] Increase [ ] Decrease
    In Section 2. of Agreement substitute Dth for Dth.

6. [ ] Revise Service Options

    Service option selected (check any or all):

[ ] LN	[ ] SW	[ ] NB

7. [ ] The term of this Agreement is extended through ___________________.

8. [ ] Other:

This Amendment No.3 becomes effective May 1, 2004.

Except as hereinabove amended, the Agreement shall remain in full force and effect as written.

AGREED TO BY:
NATURAL GAS PIPELINE COMPANY OF AMERICA	THE PEOPLES GAS LIGHT AND COKE COMPANY
"Natural"	"Shipper"

By: /s/ David J. Devine	By: /s/ William E. Morrow

Name: David J. Devine	Name: William E. Morrow

Title: Vice President, Financial Planning	Title: Executive Vice President

EXHIBIT A
DATED: February 18, 2004
EFFECTIVE DATE: May 1, 2004

COMPANY: THE PEOPLES GAS LIGHT AND COKE COMPANY
CONTRACT: 113418

RECEIPT POINT/S
	County/Parish		PIN		MDQ
Name/Location	Area	State	No.	Zone	(Dth)

PRIMARY RECEIPT POINT/S

5/1/2004 - 7/31/2004
1. ONEOKFS/NGPL STINNETT PLANT RESIDUE	MOORE	TX	36971	02	37200

2. TPC/NGPL GAGE	GAGE	NE	902900	07	67871
INTERCONNECT WITH TRAILBLAZER PIPELINE IN
SEC. 15-T4N-R6E, GAGE COUNTY, NEBRASKA.

8/1/2004 - 10/31/2004
3. ONEOKFS/NGPL STINNETT PLANT RESIDUE	MOORE	TX	36971	02	49600

4. TPC/NGPL GAGE	GAGE	NE	902900	07	55471
INTERCONNECT WITH TRAILBLAZER PIPELINE IN
SEC. 15-T4N-R6E, GAGE COUNTY, NEBRASKA.

11/1/2004 - 4/30/2005
5. ONEOKFS/NGPL STINNETT PLANT RESIDUE	MOORE	TX	36971	02	55500

6. EL PASO/NGPL TAP MOORE	MOORE	TX	3251	02	49571
INTERCONNECT WITH EL PASO NATURAL GAS
ON TRANSPORTER'S AMARILLO MAINLINE IN
SECTION 2 OF THE T.T.R.R. CO. SURVEY,
MOORE COUNTY, TEXAS.

SECONDARY RECEIPT POINT/S

All secondary receipt points, and the related priorities and volumes, as provided under the Tariff provisions governing this Agreement.

RECEIPT PRESSURE, ASSUMED ATMOSPHERIC PRESSURE

Natural gas to be delivered to Natural at the Receipt Point/s shall be at a delivery pressure sufficient to enter Natural's pipeline facilities at the pressure maintained from time to time, but Shipper shall not deliver gas at a pressure in excess of the Maximum Allowable Operating Pressure (MAOP) stated for each Receipt Point. The measuring party shall use or cause to be used an assumed atmospheric pressure corresponding to the elevation at such Receipt Point/s.

RATES

Except as otherwise provided below or in any written agreement(s) between the parties in effect during the term hereof, Shipper shall pay Natural the applicable maximum rate(s) and all other lawful charges as specified in Natural's applicable rate schedule. Shipper and Natural may agree that Shipper shall pay a rate other than the applicable maximum rate so long as such rate is between the applicable maximum and minimum rates specified for such service in the Tariff. Natural and Shipper may agree that a specific discounted rate will apply only to certain volumes under the agreement. The parties may agree that a specified discounted rate will apply only to specified volumes (MDQ or commodity volumes) under the agreement; that a specified discounted rate will apply only if specified volumes are achieved or only if the volumes do not exceed a specified level; that a specified discounted rate will apply only during specified periods of the year or for a specifically defined period; that a specified discounted rate will apply only to specified points, zones, mainline segments, supply areas, transportation paths, markets or other defined geographical area(s); that a specified discounted rate(s) will apply in a specified relationship to the volumes actually transported (i.e., that the reservation charge will be adjusted in a specified relationship to volumes actually transported); and/or that the discount will apply only to reserves dedicated by Shipper to Natural's system. Notwithstanding the foregoing, no discount agreement may provide that an agreed discount as to a certain volume level will be invalidated if the Shipper transports an incremental volume above that agreed level. In addition, the discount agreement may include a provision that if one rate component which was at or below the applicable maximum rate at the time the discount agreement was executed subsequently exceeds the applicable maximum rate due to a change in Natural's maximum rates so that such rate component must be adjusted downward to equal the new applicable maximum rate, then other rate components may be adjusted upward to achieve the agreed overall rate, so long as none of the resulting rate components exceed the maximum rate applicable to that rate component. Such changes to rate components shall be applied prospectively, commencing with the date a Commission order accepts revised tariff sheets. However, nothing contained herein shall be construed to alter a refund obligation under applicable law for any period during which rates which had been charged under a discount agreement exceeded rates which ultimately are found to be just and reasonable. If the parties agree upon a rate other than the applicable maximum rate, such written Agreement shall specify that the parties mutually agree either: (1) that the agreed rate is a discount rate; or (2) that the agreed rate is a Negotiated Rate (or Negotiated Rate Formula). In the event that the parties agree upon a Negotiated Rate or Negotiated Rate Formula, this Agreement shall be subject to Section 49 of the General Terms and Conditions of Natural's Tariff. Shipper and Natural may agree that Shipper shall pay a rate other than the applicable maximum rate so long as such rate is between the applicable maximum and minimum rates specified for such service in the Tariff.

FUEL GAS AND GAS LOST AND UNACCOUNTED FOR PERCENTAGE (%)

Shipper will be assessed the applicable percentage for Fuel Gas and Gas Lost and Unaccounted For.

TRANSPORTATION OF LIQUIDS

Transportation of liquids may occur at permitted points identified in Natural's current Catalog of Receipt and Delivery Points, but only if the parties execute a separate liquids agreement.

EXHIBIT C
DATED February 18, 2004
EFFECTIVE DATE: May 1, 2004

COMPANY: THE PEOPLES GAS LIGHT AND COKE COMPANY
CONTRACT: 113418

Pursuant to Natural's tariff, an MDQ exists for each primary transportation path segment and direction under the Agreement. Such MDQ is the maximum daily quantity of gas which Natural is obligated to transport on a firm basis along a primary transportation path segment.

A primary transportation path segment is the path between a primary receipt, delivery, or node point and the next primary receipt, delivery, or node point. A node point is the point of interconnection between two or more of Natural's pipeline facilities.

A segment is a section of Natural's pipeline system designated by a segment number whereby the Shipper under the terms of their agreement based on the points within the segment identified on Exhibit C have throughput capacity rights.

The segment numbers listed on Exhibit C reflect this Agreement's path corresponding to Natural's most recent Pipeline System Map which identifies segments and their corresponding numbers. All information provided in this Exhibit C is subject to the actual terms and conditions of Natural's Tariff.

EXHIBIT C
DATED February 18, 2004
EFFECTIVE DATE: May 1, 2004

COMPANY: THE PEOPLES GAS LIGHT AND COKE COMPANY
CONTRACT: 113418
	Segment	Upstream	Forward/Backward	Flow Through
	Number	Segment	Haul (Contractual)	Capacity

5/1/2004 - 7/31/2004
1.	10	0	F	0
2.	11	10	F	37200
3.	12	11	F	37200
4.	13	12	F	105071
5.	14	13	F	105071
6.	29	14	F	50000
7.	30	14	F	55071
8.	37	29	F	50000
9.	39	37	F	50000

8/1/2004 - 10/31/2004
10.	10	0	F	0
11.	11	10	F	49600
12.	12	11	F	49600
13.	13	12	F	105071
14.	14	13	F	105071
15.	29	14	F	50000
16.	30	14	F	55071
17.	37	29	F	50000
18.	39	37	F	50000

11/1/2004 - 4/30/2005
19.	10	0	F	0
20.	11	10	F	105071
21.	12	11	F	105071
22.	13	12	F	105071
23.	14	13	F	105071
24.	29	14	F	50000
25.	30	14	F	55071
26.	37	29	F	50000
27.	39	37	F	50000